As filed with the Securities and Exchange Commission on May 30, 1995.

   Registration No. 33-_______________

   SECURITIES AND EXCHANGE COMMISSION
   Washington, D.C. 20549

   FORM S-8
   REGISTRATION STATEMENT
   under
   The Securities Act OF 1933

   SAN DIEGO GAS & ELECTRIC COMPANY
   (Exact name of registrant as specified in its charter)

   California                              95-1184800
   ______________________________        ______________________________
   (State or other jurisdiction of       (I.R.S. Employer
   incorporation or organization)        Identification No.)

   101 Ash Street
   San Diego, California                         92101
   ______________________________        ______________________________
   (Address of Principal                         (Zip Code)
        Executive Offices)

        THE SAVINGS PLAN OF SAN DIEGO GAS & ELECTRIC COMPANY
        ______________________________________________________
        (Full title of the plan)

        N. A. PETERSON
        Senior Vice President,
        General Counsel and Secretary
        San Diego Gas & Electric Company
        101 Ash Street
        San Diego, California 92101
        (619) 696-2000
        ______________________________
        (Name, address and telephone
        number, including area code,
        of agent for service)

CALCULATION OF REGISTRATION FEE

Title of       Amount     Proposed Maximum  Proposed           Amount of
Securities To  To Be      Offering Price    Maximum Aggregate  Registration
Be Registered  Registered  per Share(1)     Offering Price(1)  Fee


Common Stock,  9,000,000  $21.375       $192,375,000        $66,337
without par    shares
value
Plan Interests(2)


(1)Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices for the Registrant's Common Stock as reported on the New York Stock Exchange on May 24, 1995.

(2)Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
        _________________

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

        PART I
        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
*Item 1 .     Plan Information.

*Item 2 .     Registrant Information and Employee Plan Annual
Information.

_______________________
*       Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this Registration
Statement in accordance with Rule 428 under the Securities
Act of 1933 and the Note to Part I of Form S-8.


        PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3 .     Incorporation of Certain Documents by Reference.

        The following documents, filed by San Diego Gas & Electric Company (the "Registrant") or The Savings Plan of San Diego Gas
& Electric Company (the "Plan") with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement:

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994; and (i) The Plan's
Annual Report on Form 11-K for the year ended June 30,
1994 and (ii) the Plan's Transition Report on Form 11-
K for the six-month period ended December 31, 1994;

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the
"Exchange Act") since December 31, 1994; and

        (c) The description of the Registrant's common stock, without par value (the "Common Stock"), contained in the Registrant's most recent registration statement for the Common Stock filed under the Exchange Act
(File No. 1-3779), including any amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Regis-tration Statement and to be a part hereof from the date of filing of such documents.

Item 4 .     Description of Securities.

        Not applicable.

Item 5 .     Interests of Named Experts and Counsel.

        N. A. Peterson, Senior Vice President, General Counsel and Secretary of the Registrant, has provided an opinion regarding originally issued shares of the Registrant's Common Stock which may be issued in connection with the Plan. As of March 1, 1995, Mr. Peterson held beneficial ownership of 11,064 shares of the Registrant's Common Stock and was a participant in the Plan
(with 23 shares of Common Stock credited to his Plan account).

Item 6 .     Indemnification of Directors and Officers.

        Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Restated Articles of Incorporation and the Restated Bylaws of the Registrant eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of the Registrant shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. The Registrant maintains liability insurance, and the Registrant is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

Item 7 .     Exemption from Registration Claimed.

        Not applicable.

Item 8 .     Exhibits.
        See Index to Exhibits.
        The Registrant undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under the Employee Retirement Income Security Act of 1974, as amended.

Item 9 .     Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Regis-tration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the in-formation set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registra-tion Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration
Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registra-tion statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        SIGNATURES

The Registrant

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho-rized, in the City of San Diego, State of California, on May 30, 1995.

                                      SAN DIEGO GAS & ELECTRIC COMPANY, a
                                      California corporation



                                      By:    /s/ N. A. Peterson
                                         --------------------------
                                         N. A. Peterson
                                         Senior Vice President,
                                         General Counsel and Secretary


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                          Title                   Date
        ---------                          -----                   ----


*  /s/ Thomas A. Page           Chairman of the Board, Chief   May 30, 1995
- ----------------------------    Executive Officer and
       Thomas A. Page           President (Principal Executive
                                Officer)

*  /s/ Stephen L. Baum          Executive Vice President       May 30, 1995
- ----------------------------    (Principal Financial Officer)
        Stephen L. Baum

*  /s/ Frank H. Ault            Vice President and Controller  May 30, 1995
- ----------------------------    (Principal Accounting Officer)
        Frank H. Ault

*/s/ Richard C. Atkinson        Director                       May 30, 1995
- ----------------------------
        Richard C. Atkinson

*    /s/ Ann Burr               Director                       May 30, 1995
- ----------------------------
        Ann Burr

* /s/ Richard A. Collato        Director                       May 30, 1995
- ----------------------------
        Richard A. Collato

*  /s/ Daniel W. Derbes         Director                       May 30, 1995
- ----------------------------
        Daniel W. Derbes

*/s/Catherine T. Fitzgerald     Director                       May 30, 1995
- ----------------------------
    Catherine T. Fitzgerald

*/s/ Robert H. Goldsmith        Director                       May 30, 1995
- ----------------------------
     Robert H. Goldsmith

* /s/ William D. Jones          Director                       May 30, 1995
- ----------------------------
      William D. Jones

*  /s/ Ralph R. Ocampo          Director                       May 30, 1995
- ----------------------------
        Ralph R. Ocampo

* /s/ Thomas C. Stickel         Director                       May 30, 1995
- ----------------------------
        Thomas C. Stickel

* By:   /s/ N. A. Peterson
- ----------------------------
        Attorney in Fact

The Plan

        Pursuant to the requirements of the Securities Act of 1933, the members of the Savings Plan Committee of the Registrant have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 30, 1995.

*     /s/ Frank H. Ault               *   /s/ Stephen L. Baum
- -----------------------------         ------------------------------------
Frank H. Ault, Chairman               Stephen L. Baum

*    /s/ Gary D. Cotton               *  /s/ Donald E. Felsinger
- -----------------------------         ------------------------------------
Gary D. Cotton                        Donald E. Felsinger

*    /s/ Margot A. Kyd                *   /s/ Thomas A. Page
- -----------------------------         -----------------------------------
Margot A. Kyd                         Thomas A. Page


* By:   /s/ N. A. Peterson
- -----------------------------
Attorney in Fact

                       INDEX TO EXHIBITS


Exhibit                                                    Sequentially
Number         Exhibit                                     Numbered Page
- ------         -------                                     -------------

 *4.1          Registrant's Restated Articles of                --
               Incorporation (4/26/94).

**4.2          Registrant's Registered Bylaws                   --
               (12/20/93).

  5            Opinion of N. A. Peterson,                       10
               General Counsel of San Diego
               Gas & Electric Company, regarding the
               legality of original issue
               securities to be offered.

 24.1          Consent of Deloitte & Touche                     11
               LLP, Independent Auditors.

 24.2          Consent of N. A. Peterson                        --
               (included as part of Exhibit
               5.).

 25.1          Power of Attorney for Members of                 12
               the Board of Directors of San
               Diego Gas & Electric Company.

 25.2          Power of Attorney for Members of                 13
               the Savings Plan Committee of
               San Diego Gas & Electric Company.

 99.1          Savings Plan of Registrant.                      14

_________

* Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

**  Incorporated by reference from Registrant's Annual Report on
    Form 10-K for the year ended December 31, 1993.



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